Exhibit 10.5

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

This PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (this “Agreement”) is made as of the 29th day of October, 2025, by and between Dynamix Corporation III, a Cayman Islands exempted company (the “Company”), and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Clear Street LLC (collectively, the “Subscriber”).

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Offering”) the number of warrants set forth opposite such Subscriber’s name on Exhibit A hereto for an aggregate of 1,750,000 warrants, or 2,012,500 warrants if the underwriters’ over-allotment option in connection with the IPO (as defined below) is exercised in full (each, a “Placement Warrant” and, collectively, the “Placement Warrants”), of the Company, for a purchase price of $1.00 per Placement Warrant. The Class A Ordinary Shares (as defined below) underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities”. Each whole Placement Warrant is exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50, as provided in the registration statement in connection with the initial public offering (the “IPO”) of the Company’s units (the “Units”), as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the consummation of the Company’s initial business combination (the “Business Combination”) (provided that so long as the Placement Warrants are held by the Subscriber or its designees, the Subscriber or its designees will not be permitted to exercise such Placement Warrants after the fifth year anniversary of the commencement of sales in the IPO); and

WHEREAS, the Subscriber wishes to purchase an aggregate of 1,750,000 Placement Warrants (or 2,012,500 Placement Warrants if the underwriters’ over-allotment option in connection with the IPO is exercised in full), and the Company wishes to accept such subscription from the Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. AGREEMENT TO SUBSCRIBE

1.1. Purchase and Issuance of the Placement Warrants. Upon the terms and subject to the conditions of this Agreement, on the date of the consummation of the IPO or on such earlier time and date as may be mutually agreed by the Subscriber and the Company (the “Initial Closing Date”), the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber 1,750,000 Placement Warrants, at a price per warrant of $1.00 for an aggregate purchase price of $1,750,000 (the “Purchase Price”); provided, however, that the Purchase Price shall be reimbursed to the Subscriber if the Initial Closing Date does not occur on the day following such wire payment. On the Initial Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Placement Warrants purchased by the Subscriber on such date registered in the Subscriber’s name to the Subscriber or effect such delivery in book-entry form.

On the date of the consummation of each closing (if any) of the over-allotment option in connection with the IPO or on such earlier time and date as may be mutually agreed by the Subscriber and the Company (each such date, an “Over-allotment Closing Date”, and, each Over-allotment Closing Date (if any) together with the Initial Closing Date, being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, an aggregate of up to 262,500 Placement Warrants, in the same proportion as the amount of the over-allotment option that is then so exercised, at a price of $1.00 per warrant for an aggregate purchase price of up to $262,500 (if the over-allotment option in connection with the IPO is exercised in full) (the “Over-allotment Purchase Price”); provided, however, that the Over-allotment Purchase Price shall be reimbursed to the Subscriber if such Over-allotment Closing Date does not occur on the day following such wire payment. On the Over-allotment Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Placement Warrants purchased by the Subscriber on such date registered in the Subscriber’s name to the Subscriber or effect such delivery in book-entry form.

1.2. Purchase Price. The Purchase Price or the Over-allotment Purchase Price, as applicable, shall be paid by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Odyssey Transfer and Trust Company, acting as trustee (“Odyssey”), on or prior to each Closing Date.

1.3. Closings. Each Closing shall take place at the offices of Gibson Dunn & Crutcher LLP, 811 Main Street, Houston, TX 77002, or such other place as may be agreed upon by the parties hereto.

1.4. Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the closing of the IPO does not occur on or prior to December 31, 2025.

2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

As a material inducement to the Company to enter into this Agreement and issue and sell the Placement Warrants to the Subscriber, the Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company, the merits of the Offering of the Securities or the suitability of the investment in the Securities by the Subscriber.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and Subscriber has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. Subscriber acknowledges that the sale contemplated hereby is being made in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire such Securities.

2.3. Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Placement Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities. The Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities.

(ii) Subscriber has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Subscriber. The Subscriber has been afforded the opportunity to ask questions of the executive officers and directors of the Company.

(iii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (b) except as specifically set forth in the registration rights agreement pursuant to which the Company will grant certain registration rights to Subscriber relating to the Securities, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and (c) Subscriber has waived all redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

2.6. Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement of Subscriber enforceable against Subscriber in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s organizational documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.9. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. Subscriber understands the Placement Warrants are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Subscriber is not subscribing for the Placement Warrants as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.12. Legend. Subscriber acknowledges and agrees the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Exhibit A of the Warrant Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to, and agrees with, Subscriber that:

3.1. Valid Issuance. The Company is authorized to issue 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) and 5,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 6,708,333 Class B Ordinary Shares (of which up to 875,000 shares are subject to forfeiture as described in the Registration Statement) and no Preference Shares. All of the issued Class B Ordinary Shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Odyssey, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Placement Warrants and Warrant Shares (upon registration in the Company’s register of members or in the books maintained by or on behalf of the Company) will be duly and validly issued, fully paid and non-assessable. On each date of issuance of Placement Warrants, a sufficient number of Warrant Shares shall have been reserved for issuance upon the exercise of all of the Placement Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Subscriber will have or receive good title to the Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of Subscriber.

3.3. Organization and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application (whether considered in a proceeding in equity or law) and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party, or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to each Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Placement Warrants or Warrant Shares in accordance with the terms hereof.

4. LEGENDS

4.1. Legend. The Company will issue the Placement Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the Legend set forth in Exhibit A of the Warrant Agreement.

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligation and agreement to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4. Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, the Subscriber may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years from the commencement of sales in the IPO and may not exercise its demand rights on more than one occasion.

5. WAIVER OF LIQUIDATION DISTRIBUTIONS

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Class A Ordinary Shares included in the Units sold in the Company’s IPO upon the Company’s failure to complete the Business Combination within the period provided for in the Company’s amended and restated memorandum and articles of association or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Class A Ordinary Shares included in the Units sold in the Company’s IPO if the Company has not consummated a Business Combination within the period provided for in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to the rights of holders of Class A Ordinary Shares or pre-Business Combination activity. In the event that the Subscriber purchases Class A Ordinary Shares as part of the Units in the IPO or in the aftermarket, any additional Class A Ordinary Shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares included as part of the Units in the IPO. Nothing herein shall preclude the Subscriber from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the underwriting agreement entered into in connection with the IPO.

6. TERMS OF PLACEMENT WARRANTS.

Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7. LOCK-UP PERIOD.

7.1. The Subscriber agrees that they shall not Transfer any Securities until thirty (30) days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s or Subscriber’s officers or directors, any affiliates or family members of any of the Company’s or Subscriber’s officers or directors, any members of the Company’s sponsor, or any affiliates of the Company’s sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of applicable law or Subscriber’s operating agreement in the event of Subscriber’s liquidation; (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Subscriber with respect to such securities.

7.2. For purposes of Section 7.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.3. In addition to the restrictions on transfer described in Section 7.1, Subscriber acknowledges and agrees that the Placement Warrants and the Warrant Shares and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of one-hundred eighty (180) days immediately following the commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Placement Warrants and the Warrant Shares and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180-day period except to any underwriter or selected dealer participating in the IPO and the officers or partners, registered persons or affiliates of the Subscriber and any such participating underwriter or selected dealer. Additionally, the Placement Warrants and the Warrant Shares and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the IPO.

8. TERMS OF THE PLACEMENT WARRANTS

The Placement Warrants are substantially identical to the warrants included as part of the Units to be offered in the IPO except that: (i) they are subject to the transfer restrictions described in Section 7 hereof; (ii) they will be entitled to registration rights; and (iii) they may not be exercisable more than five years from the commencement of sales in the IPO in accordance with FINRA Rule 5110(g)(8).

9. CONDITIONS OF THE SUBSCRIBER’S OBLIGATIONS

The obligation of the Subscriber to purchase and pay for the Placement Warrants is subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

9.1. Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall be true and correct at and as of such Closing Date as though then made.

9.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

9.3. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self- regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

9.4. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Subscriber.

10. CONDITIONS OF THE COMPANY’S OBLIGATIONS

The obligation of the Company to the Subscriber under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

10.1. Representations and Warranties. The representations and warranties of the Subscriber contained in Section 2 hereof shall be true and correct at and as of each Closing Date as though then made.

10.2. Performance. The Subscriber shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Subscriber on or before such Closing Date.

10.3. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self- regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

10.4. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Subscriber.

11. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. ASSIGNMENT; ENTIRE AGREEMENT; AMENDMENT

12.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

12.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13. NOTICES

Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or second-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the recipient.

14. COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. SURVIVAL; SEVERABILITY

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing Date.

15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. HEADINGS

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

DYNAMIX CORPORATION III, a Cayman Islands exempted company

By:	/s/ Andrea Bernatova
Name:	Andrea Bernatova
Title:	Chief Executive Officer

SUBSCRIBER:

COHEN & COMPANY CAPITAL MARKETS, A DIVISION OF COHEN & COMPANY SECURITIES, LLC

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Senior Managing Director, Head of Capital Markets

[Signature Page to Underwriter Private Placement Warrants Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SUBSCRIBER:

CLEAR STREET LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director

[Signature Page to Underwriter Private Placement Warrants Purchase Agreement]

Exhibit A

Name	Number of Placement Warrants if Over-Allotment Option is Not Exercised	Purchase Price if Over-Allotment Option is Not Exercised	Number of Placement Warrants if Over-Allotment Option is Exercised in Full	Purchase Price if Over- Allotment Option is Exercised in Full
Cohen & Company Capital Markets	1,662,500	$1,662,500	1,911,875	$1,911,875
Clear Street LLC	87,500	$87,500	100,625	$100,625
Totals:	1,750,000	$1,750,000	2,012,500	$2,012,500

[Signature Page to Underwriter Private Placement Warrants Purchase Agreement]